Exhibit 99.1

Contact:	Monica Martines (216) 441-7346
Cherie Skoczen (216) 429-5194

For release Thursday, July 31, 2008

TFS Financial Corporation Declares Third Dividend

(Cleveland, OH – July 31, 2008) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced today that the Board of Directors has declared the Company’s third quarterly cash dividend of $0.05 per share, payable on August 29, 2008 to stockholders of record on August 15, 2008. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.